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                                                                    EXHIBIT 11.1

                     COMPUWARE CORPORATION AND SUBSIDIARIES

   COMPUTATION OF EARNINGS PER COMMON SHARE AND CAPITAL STRUCTURE INFORMATION
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



Earnings per common share ("EPS") data were computed as follows (in thousands, except for per share data):

                                                                         Year Ended March 31,
                                                              -------------------------------------------
                                                                  1999           1998           1997
                                                              -------------  -------------  -------------
      BASIC EPS:
      Numerator:  Net Income                                  $     349,863  $     193,944  $      97,436
                                                              -------------  -------------  -------------
      Denominator:
        Weighted-average common shares outstanding                  366,734        352,274        340,770
                                                              -------------  -------------  -------------
      Basic EPS                                               $        0.95  $        0.55  $        0.29
                                                              =============  =============  =============

      DILUTED EPS:
      Numerator: Net Income                                   $     349,863  $     193,944  $      97,436
                                                              -------------  -------------  -------------
      Denominator:
        Weighted-average common shares outstanding                  366,734        352,274        340,770
        Dilutive effect of stock options (1)                         35,302         35,152         18,970
                                                              -------------  -------------  -------------
        Total Shares                                                402,036        387,426        359,740
                                                              -------------  -------------  -------------
      Diluted EPS                                             $        0.87  $        0.50  $        0.27
                                                              =============  =============  =============


(1) The dilutive effect of stock options is determined using the treasury stock method based upon the average price per share of $27.46, $15.61 and $5.91 for fiscal 1999, 1998 and 1997, respectively.